Exhibit 99.1

Merrimack Pharmaceuticals Announces Completion of Strategic Review, Preservation of Ipsen

Milestones and Special Cash Dividend

Cambridge, Mass., May 30, 2019 – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK) today announced the completion of its review of strategic alternatives, following which the Company’s Board of Directors is implementing a series of measures designed to extend Merrimack’s cash runway into 2027 and preserve its ability to capture the potential remaining ONIVYDE-related milestones resulting from its 2017 asset sale to Ipsen S.A. The Company also announced plans to issue a special cash dividend.

The core driver throughout the Company’s strategic review process was to optimize value for shareholders, including through the preservation of potential milestone payments that Merrimack is eligible to receive. To that end, the management team and the Board thoroughly evaluated a broad set of alternatives, including whole company transactions and asset sales. Accordingly, with the assistance of its advisors, over 100 potential companies were contacted. This process eventually narrowed the pool of interested transaction candidates to a handful of potential opportunities. The management team and the Board worked with each of these final counterparties, but ultimately determined not to move forward with any of them for a variety of reasons, including not being able to agree on acceptable terms, offering what the Board deemed to be insufficient value to Merrimack shareholders and/or not providing for the assumption of the responsibility to capture and distribute the potential long-term ONIVYDE milestones to the Company’s pre-transaction shareholders.

“As a result of this extensive strategic review process, the Board has concluded that the best outcome available for our shareholders is to restructure the Company such that our cash runway could extend into 2027, when we estimate the longest-term potential Ipsen milestone may be achieved; as well as to authorize a special cash dividend,” said Gary Crocker, Chairman of Merrimack’s Board of Directors. “These are important changes for the Company, our shareholders and our employees, and we want to express our gratitude to the affected employees for their contributions to Merrimack.”

In addition to the preservation of the opportunity to receive the potential Ipsen milestones, the latest outcomes from the Company’s review of strategic alternatives include:

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The execution of an asset purchase agreement on May 28, 2019 with 14ner Oncology, Inc., a newly formed biotechnology company backed by a prominent venture capital firm, to sell the Company’s anti-Her3 monoclonal antibody programs, MM-121 and MM-111, for up to $58.0 million in total consideration, consisting of $3.5 million in upfront cash consideration and up to $54.5 million in contingent milestone payments. The target closing date of the asset sale is June 24, 2019, and the closing is effectively contingent upon the completion of a successful equity financing by 14ner Oncology prior to closing;

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The authorization of a near-term special cash dividend of between $16.9 million and $18.9 million if the asset sale to 14ner Oncology closes, or between $13.4 million and $15.4 million if the asset sale to 14ner Oncology does not successfully close. Based on the current number of shares outstanding, the dividend will be approximately $1.00 to $1.42 per common share, the timing and final amount of which will be confirmed once the Company’s transition costs are fully assessed;

•	The discontinuation of discovery efforts on Merrimack’s remaining preclinical programs, MM-201 and MM-401;

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A workforce reduction, affecting the current executive leadership team and all remaining employees, to be substantially completed by June 28, 2019, allowing sufficient time to retain and transition new management for the Company’s operations going forward, including the continued pursuit of potential acquirers for Merrimack’s remaining preclinical and clinical assets; and

•

A plan to reduce the size of the Company’s Board of Directors to be better aligned with the nature of the Company’s continuing operations, which the Company expects to implement at its next annual meeting of shareholders.

Since initiating this strategic review in November 2018, Merrimack has implemented several steps in relation to this process. These include scaling back operational costs, ceasing development of MM-121 and reprioritizing the Company’s research and development pipeline in November 2018, and closing out remaining clinical activities following updated data from the Company’s Phase 1 study of MM-310 in April 2019, along with associated headcount reductions. The Company has also strengthened its balance sheet through the retirement of its outstanding debt, the sale of laboratory equipment and the sale of its equity position in Silver Creek Pharmaceuticals for $7.8 million announced on May 10, 2019.

As previously disclosed, Merrimack remains eligible to receive additional contingent milestone payments resulting from Merrimack’s asset sale to Ipsen in 2017:

•

Merrimack is entitled to receive up to $5.0 million in milestones from Servier, triggered by Ipsen and Servier’s decision to progress their ongoing multi-part clinical trial evaluating ONIVYDE in small-cell lung cancer (SCLC) into the second randomized portion of the trial focused on efficacy; and

•	Merrimack is also entitled to receive up to an aggregate of $450.0 million in regulatory-based milestones from Ipsen consisting of:

•	$225.0 million upon approval by the FDA of ONIVYDE for the first-line treatment of metastatic adenocarcinoma of the pancreas, subject to certain conditions;

•	$150.0 million upon approval by the FDA of ONIVYDE for the treatment of SCLC after failure of first-line chemotherapy; and

•	$75.0 million upon approval by the FDA of ONIVYDE for an additional indication unrelated to those described above.

In addition, subject to successfully closing the sale of its anti-Her3 programs to 14ner Oncology, Merrimack would be eligible to receive the following development, regulatory and commercial-based milestone payments:

•	$3.0 million for achievement of the primary endpoint in the first registrational clinical study of either of the transferred products;

•	Up to $16.5 million in total payments for the achievement of various regulatory and reimbursement-based milestones in the United States, Europe and Japan; and

•	Up to $35.0 million in total payments for achieving various cumulative worldwide net sales targets between $100 million and $300 million for the transferred products.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about cash runway, anticipated achievement, receipt and distribution of milestones, a potential special cash dividend, and reductions in the Company’s workforce and the size of its Board of Directors. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, expectations for achievement of contractual milestones, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s product candidates. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2019 and the other reports Merrimack files with the SEC.

CONTACT:

Josh Rappaport

212-362-1200

josh.rappaport@sternir.com